Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

▪	Form S-8 No. 333-73516 pertaining to the Anthem 2001 Stock Incentive Plan;
▪	Form S-8 No. 333-84690 pertaining to the Anthem Employee Stock Purchase Plan;
▪	Form S-8 No. 333-84906 pertaining to the Anthem 401(k) Long-term Savings Investment Plan;
▪	Form S-8 No. 333-97423 pertaining to the Trigon Healthcare Inc. 1997 Stock Incentive Plan; Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan; and Certain Options Granted to Consultants to Trigon Healthcare, Inc.;
▪	Form S-8 No. 333-97425 pertaining to the Employees’ 401(k) Thrift Plan of Trigon Insurance Company and Trigon Insurance Company 401(k) Restoration Plan;
▪	Form S-8 No. 333-110503 pertaining to the Anthem 2001 Stock Incentive Plan
▪	Form S-8 No. 333-120851 pertaining to the WellPoint Health Networks Inc. 1999 Stock Incentive Plan; WellPoint Health Networks Inc. 2000 Employee Stock Option Plan; WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan; Cobalt Corporation Equity Incentive Plan; RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan; RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan; RightCHOICE Managed Care, Inc. Nonemployee Directors’ Stock Option Plan;
▪	Form S-8 No. 333-120854 pertaining to the WellPoint 401(k) Retirement Savings Plan;
▪	Form S-8 No. 333-121596 pertaining to the 2005 Comprehensive Executive Non-Qualified Retirement Plan;
▪	Form S-4 No. 333-123217 pertaining to the offers to exchange $1.6 billion in notes; and
▪	Form S-3 No. 333-101969 pertaining to the WellPoint, Inc. (formerly Anthem, Inc.) shelf registration of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of WellPoint, Inc. (formerly Anthem, Inc.), WellPoint, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WellPoint, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

March 9, 2005

Indianapolis, Indiana